Exhibit 10.3

VALUATION SERVICES AGREEMENT

THIS AGREEMENT made and entered into as of the • day of •, 2010

BETWEEN:

SPROTT ASSET MANAGEMENT LP,
a limited partnership formed under the laws of the Province of Ontario

(hereinafter referred to as the “Manager”)

OF THE FIRST PART

- and -

RBC DEXIA INVESTOR SERVICES TRUST,
a trust company incorporated under the federal laws of Canada

(hereinafter referred to as the “Valuation Agent”)

OF THE SECOND PART

WHEREAS Sprott Physical Silver Trust (the “Trust”) is a closed-end mutual fund trust established under the laws of the Province of Ontario pursuant to a trust agreement dated as of June 30, 2010 (the “Trust Agreement”);

AND WHEREAS pursuant to the Trust Agreement, RBC Dexia Investor Services Trust and the Manager were appointed as the trustee and the manager of the Trust, respectively;

AND WHEREAS pursuant to the Trust Agreement, the Manager has the full authority and exclusive power to manage and direct the business and affairs of the Trust including, without limitation, to provide the Trust with all necessary investment management services and all management and administrative services, and to provide such other services and facilities as described in the Trust Agreement;

AND WHEREAS pursuant to the Trust Agreement, the Manager has the ultimate responsibility to calculate the Net Asset Value of the Trust, the Net Asset Value per Unit, the Class Net Asset Value and the Class Net Asset Value per Unit, and to determine the Net Income and the Net Realized Capital Gains for the Trust (as all such terms are hereinafter defined) and, in conjunction therewith, may appoint a service provider to perform some or all of such calculations and determinations on behalf of the Trust;

AND WHEREAS the Manager wishes to retain the Valuation Agent, in its capacity as a service provider to the Trust, to provide certain valuation services (collectively, the “Services”) for the Trust, subject to, and in accordance with, the terms and conditions hereinafter set forth with effect from the date first written above;

AND WHEREAS the Valuation Agent, in its capacity as a service provider, has agreed to provide such Services for the Trust, subject to, and in accordance with, the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1.                                      Definitions

Unless otherwise defined in this Agreement, the following terms shall have the meaning as set out in the Trust Agreement:

(a)                                  “Affiliate” has the meaning ascribed thereto in the Securities Act (Ontario), as amended from time to time;

(b)                                 “Agreement” means this valuation services agreement dated as of the day and year first above written as the same may be amended, restated or supplemented from time to time and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article, section or subsection thereof;

(c)                                  “Applicable Laws” means, unless the context otherwise dictates, any applicable statute of Canada or of a province or territory of Canada or any applicable statute of the United States of America or of a state or territory of the United States of America or any applicable regulations, orders, instruments, policies or other laws made under statutory authority by any governmental or regulatory body or agency having jurisdiction over the Trust including, but not limited to, Securities Legislation and the Tax Act;

(d)                                 “Business Day” means any day on which the New York Stock Exchange Arca or the Toronto Stock Exchange is open for trading;

(e)                                  “Class Expenses” in respect of any particular class or series of a class of Units means the expenses of the Trust (including Management Fees) that are allocated only to that class or series of a class;

(f)                                    “Class Net Asset Value” in respect of any particular class or series of a class of Units is the portion of the Net Asset Value of the Trust attributed to such class or series of a class determined in accordance with Section 3.1 and Section 3.2 hereof;

(g)                                 “Class Net Asset Value per Unit” in respect of any particular class or series of a class of Units is the portion of the Class Net Asset Value of the Trust attributed to each Unit of such class or series of a class determined in accordance with Section 3.1 and Section 3.2 hereof;

(h)                                 “Common Expenses” means those expenses of the Trust other than Class Expenses;

(i)                                     “Directions” means all directions, authorizations, notices, requests and instructions given in accordance with Section 5 by any director, officer, employee or other representative authorized to act on behalf of the Manager or any Third Party Valuation Agent, as the case may be;

(j)                                     “Distribution Date” has the meaning ascribed thereto in Section 4.1 hereof;

(k)                                  “Fiscal Year” means the fiscal year of the Trust ending on the last day of December in each year or such other date as may be determined from time to time by the Manager;

(l)                                     “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

(m)                               “Indemnified Party” has the meaning ascribed thereto in Section 7.4 hereof;

(n)                                 “Management Agreement” means the management agreement between the Manager and the Trust dated as of •, as the same may be amended, restated or supplemented from time to time;

(o)                                 “Management Fee” means the monthly management fee payable to the Manager pursuant to the Management Agreement;

(p)                                 “Manager” means Sprott Asset Management LP, acting as the manager of the Trust, or any successor manager appointed in accordance with the Trust Agreement and subject to the Management Agreement;

(q)                                 “Net Asset Value of the Trust” is the amount determined from time to time in accordance with Section 3.1 hereof;

(r)                                    “Net Asset Value per Unit” is the amount determined from time to time in accordance with Section 3.1 hereof;

(s)                                  “Net Change in Non-Portfolio Assets” on a Valuation Date means:

(i)                          the aggregate of all income accrued by the Trust as of that Valuation Date, including cash dividends and distributions, interest and compensation since the last calculation of Class Net Asset Value or Class Net Asset Value per Unit, as the case may be; minus

(ii)                       the Common Expenses to be accrued by the Trust as of that Valuation Date which have been accrued since the last calculation of Class Net Asset Value or Class Net Asset Value per Unit, as the case may be; plus or minus

(iii)                    any change in the value of any non-portfolio assets or liabilities stated in any foreign currency accrued on that Valuation Date since the last calculation of Class Net Asset Value or Class Net Asset Value per Unit, as the case may be, including, without limitation, cash, accrued dividends or interest and any receivables or payables; plus or minus

(iv)                   any other item accrued on that Valuation Date determined by the Manager to be relevant in determining the Net Change in Non-Portfolio Assets;

(t)                                    “Net Income” has the meaning ascribed thereto in Subsection 4.2(a) hereof;

(u)                                 “Net Realized Capital Gains” has the meaning ascribed thereto in Subsection 4.2(b) hereof;

(v)                                 “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(w)                               “Proportionate Share”, when used to describe (i) an amount to be allocated to any one class or series of a class of Units, means the total amount to be allocated to all classes or series of classes of Units multiplied by a fraction, the numerator of which is the Class Net Asset Value of such class or series of a class and the denominator of which is the Net Asset Value of the Trust at such time, and (ii) a Unitholder’s interest in or share of any amount, means, after an allocation has been made to each class or series of a class of Units as provided in clause (i), that allocated amount multiplied by a fraction, the numerator of which is the number of Units of that class or series of a class registered in the name of that Unitholder and the denominator of which is the total number of Units of that class or series of a class then outstanding (if such Unitholder holds Units of more than one class or series of a class, then such calculation is made in respect of each class or series of a class of Units and aggregated);

(x)                                   “QEF” has the meaning ascribed thereto in Section 4.6 hereof;

(y)                                 “Registrar and Transfer Agent” means Equity Transfer & Trust Company, acting as the registrar and transfer agent of the Units, and appointed by the Manager in accordance with the Trust Agreement and pursuant to a transfer agent, registrar and disbursing agent agreement dated as of •, as the same may be amended, restated or supplemented from time to time;

(z)                                   “Securities Authorities” means the Ontario Securities Commission and equivalent securities regulatory authorities in each other province and territory of Canada, and the United States Securities and Exchange Commission;

(aa)                           “Securities Legislation” means the laws, regulations, rules, requirements and policies of the Securities Authorities which are in effect from time to time and applicable to the Trust including, but not limited to National Instrument 81-102 Mutual Funds, National Instrument 81-106 Investment Fund Continuous Disclosure, National Instrument 81-107 Independent Review Committee for Investment Funds and the United States Securities Act of 1933, as amended;

(bb)                          “Services” means certain valuation services provided for the Trust by the Valuation Agent, in its capacity as a service provider to the Trust, subject to, and in accordance with, the terms and conditions set forth in this Agreement;

(cc)                            “Silver Bullion” means physical silver bullion in London Good Delivery bar form that is unencumbered, fully allocated and stored at the Silver Custodian by or on behalf of the Trust;

(dd)                          “Silver Custodian” means the Royal Canadian Mint, acting as the custodian of the Silver Bullion in accordance with the Storage Agreement, or any successor custodian of the Silver Bullion appointed in accordance with the Trust Agreement or pursuant to a separate written custodial agreement, and any sub-custodians appointed by such custodian, including the Sub-Custodian;

(ee)                            “Storage Agreement” means the silver storage agreement between the Manager, on behalf of the Trust, and the Silver Custodian dated as of •, as the same may be amended, restated or supplemented from time to time;

(ff)                                “Sub-Custodian” means The Brink’s Company, acting through its Canadian subsidiary, Brink’s Canada Limited, as the sub-custodian of the Silver Bullion, appointed by the Silver Custodian pursuant to a written custodial agreement between the Silver Custodian and the Sub-Custodian;

(gg)                          “Tax Act” means the Income Tax Act (Canada) and the regulations, rules, and policies promulgated thereunder, as amended from time to time;

(hh)                          “Third Party Data” has the meaning ascribed thereto in Section 3.4 hereof;

(ii)                                  “Third Party Valuation Agent” means any investment dealers, investment managers or advisors, consultants, custodians, registrar and transfer agents or other agents appointed by the Manager from time to time in connection with its responsibilities hereunder.  The Manager shall, or may, by a Direction specify that such Third Party Valuation Agent shall direct the Valuation Agent as to any matters in Sections 3 or 4 or any matter related thereto, requiring the Manager’s Direction;

(jj)                                  “Trust” means Sprott Physical Silver Trust, a closed-end mutual fund trust established under the laws of the Province of Ontario and governed by the Trust Agreement;

(kk)                            “Trust Agreement” means the trust agreement of the Trust dated as of June 30, 2010, as the same may be amended, restated, supplemented or replaced from time to time;

(ll)                                  “Trust Property” at any time, means any and all securities, cash (including free credit balances), property and assets, real and personal, tangible and intangible, transferred, conveyed or paid to the Trust including, without limitation:

(i)                                      all funds realized from the sale of Units;

(ii)                                  Silver Bullion from time to time delivered to and received by the Trust or held for its account as directed by the Manager and accepted by the Silver Custodian on behalf of the Trust in accordance with the Storage Agreement;

(iii)                               all investments, sums or property of any type or description (other than the Silver Bullion) from time to time delivered to and received by the Trust or held for its account as directed by the Manager and accepted by the Trustee on behalf of the Trust in accordance with the Trust Agreement;

(iv)                               any proceeds of disposition of any of the foregoing property and assets; and

(v)                                all income, interest, profit, gains and accretions and additional rights arising from or accruing to such foregoing property or such proceeds of disposition;

(mm)                     “Trustee” means RBC Dexia Investor Services Trust, acting as the trustee of the Trust, or any successor trustee appointed in accordance with the Trust Agreement;

(nn)                          “Unit” means a unit of beneficial interest, in any class or series of a class of the Trust, as presently constituted pursuant to the Trust Agreement as the same may from time to time hereinafter be constituted, and collectively referred to as the “Units”;

(oo)                          “Unitholders” means Persons whose name appears as a registered holder of one or more Units or fractions thereof in the register established and maintained by the Registrar and Transfer Agent appointed by the Manager and “Unitholder” means any one of them;

(pp)                          “Valuation Agent” means RBC Dexia Investor Services Trust, acting as a service provider to the Trust, and appointed by the Manager in accordance with this Agreement and the Trust Agreement;

(qq)                          “Valuation Date” means each Business Day, unless the Manager determines that the assets of the Trust should be valued less frequently, either generally or in respect of one or more specific instances, in which event “Valuation Date” shall mean such Business Day or Business Days as the Manager determines; and

(rr)                                “Valuation Time” means 4:00 p.m. (Toronto time) on a Valuation Date or such other time on a Valuation Date as the Valuation Agent in consultation with the Manager deems appropriate.

2.                                      Appointment of the Valuation Agent

2.1                                 Appointment

The Manager hereby retains the Valuation Agent, in its capacity as a service provider to the Trust, and the Valuation Agent hereby accepts such retainer, for the purpose of providing the Services for the Trust, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

2.2                                 Authority of the Manager

The Manager hereby represents, warrants and confirms to the Valuation Agent that it has the power and authority to enter into this Agreement, to retain the Valuation Agent to provide the Services to the Trust, and to otherwise perform its obligations hereunder, and the Manager has obtained all authorizations and approvals required of the Manager for the due execution, delivery and performance by the Manager of this Agreement and the engagement of the Valuation Agent to provide the Services hereunder.

2.3                                 Authority of the Valuation Agent

The Valuation Agent hereby represents, warrants and confirms to the Manager that it has the power and authority to enter into this Agreement and to perform its obligations hereunder, and the Valuation Agent has obtained all authorizations and approvals required of the Valuation Agent for the due execution, delivery and performance by the Valuation Agent of this Agreement.

3.                                       Determination of Net Asset Value

3.1                                 Calculation of Net Asset Value of the Trust and Net Asset Value per Unit

Pursuant to the Trust Agreement, the Net Asset Value of the Trust shall be determined for the purposes of subscriptions and redemptions as at the Valuation Time on each Valuation Date in United States dollars.  The Net Asset Value of the Trust determined on the last Valuation Date of each year shall include all income, Common Expenses, Class Expenses or any other items to be accrued to December 31st of each year and since the last calculation of the Net Asset Value per Unit or the Class Net Asset Value per Unit for the purpose of the distribution of Net Income and Net Realized Capital Gains of the Trust to Unitholders.  The “Net Asset Value of the Trust” as at the Valuation Time on each Valuation Date shall be the amount obtained by deducting from the aggregate fair market value of the assets of the Trust as of such Valuation Date an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding Units) as of such Valuation Date.  The “Net Asset Value per Unit” shall be determined by dividing the Net Asset Value of the Trust on a Valuation Date by the total number of Units then outstanding on such Valuation Date.  Subject to Directions from the Manager as required, the Net Asset Value of the Trust as at the Valuation Time on a Valuation Date shall be determined by the Valuation Agent in accordance with the following:

(a)                        The assets of the Trust shall be deemed to include the following property:

(i)                           all Silver Bullion owned by or contracted for the Trust;

(ii)                        all cash on hand or on deposit, including any interest accrued thereon adjusted for accruals deriving from trades executed but not yet settled;

(iii)                     all bills, notes and accounts receivable;

(iv)                    all interest accrued on any interest-bearing securities owned by the Trust other than interest, the payment of which is in default; and

(v)                       prepaid expenses.

(b)                       The market value of the assets of the Trust shall be determined as follows:

(i)                           the value of Silver Bullion shall be its market value based on the price provided by a widely recognized pricing service as directed by the Manager and, if such service is not available, such Silver Bullion shall be valued at a price provided by another pricing service as determined by the Manager in consultation with the Valuation Agent;

(ii)                        the value of any cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, and interest accrued and not yet received, shall be deemed to be the full amount thereof unless the Valuation Agent shall have determined that any such deposit, bill, demand note, account receivable, prepaid expense or interest is not worth the full amount thereof, in which event the value thereof shall be deemed to be such value as the Valuation Agent in consultation with the Manager shall determine to be the fair value thereof;

(iii)                     short-term investments including notes and money market instruments shall be valued at cost plus accrued interest;

(iv)                    the value of any security or other property for which no price quotations are available or, in the opinion of the Manager, to which the above valuation principles cannot or should not be applied, shall be the fair value thereof determined from time to time in such manner as the Valuation Agent in consultation with the Manager shall from time to time provide; and

(v)                       the value of all assets and liabilities of the Trust valued in terms of a currency other than the currency used to calculate the Net Asset Value of the Trust shall be converted to the currency used to calculate the Net Asset Value of the Trust by applying the rate of exchange obtained from the best available sources to the Valuation Agent as agreed upon by the Manager including, but not limited to, the Trustee or any of its Affiliates.

(c)                        The liabilities of the Trust shall be calculated on a fair value basis and shall be deemed to include the following:

(i)                           all bills, notes and accounts payable;

(ii)                        all fees (including Management Fees) and administrative and operating expenses payable and/or accrued by the Trust;

(iii)                     all contractual obligations for the payment of money or property, including distributions of Net Income and Net Realized Capital Gains, if any, declared, accrued or credited to the Unitholders but not yet paid on the day before the Valuation Date as of which the Net Asset Value of the Trust is being determined;

(iv)                    all allowances authorized or approved by the Manager or the Trustee for taxes or contingencies; and

(v)                       all other liabilities of the Trust of whatsoever kind and nature, except liabilities represented by outstanding Units.

(d)                       For the purposes of determining the market value of any security or property pursuant to Subsection 3.1(b) to which, in the opinion of the Valuation Agent in consultation with the Manager, the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), shall be the fair value as determined in such manner by the Valuation Agent in consultation with the Manager and generally adopted by the marketplace from time to time, provided that any change to the standard pricing principles as set out above shall require prior consultation and written agreement with the Manager.  For greater certainty, fair valuing an investment comprising the Trust Property may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment; (ii) an investment’s value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded; (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

(e)                        For the purposes of determining the value of Silver Bullion, the Manager relies solely on weights provided to the Manager by third parties.  The Manager, the Trustee or the Valuation Agent shall not be required to make any investigation or inquiry as to the accuracy or validity of such weights.

(f)                          Portfolio transactions (investment purchases and sales) will be reflected in the first computation of the Net Asset Value of the Trust made after the date on which the transaction becomes binding.

(g)                       The Net Asset Value of the Trust and Net Asset Value per Unit on the first Business Day following a Valuation Date shall be deemed to be equal to the Net Asset Value of the Trust (or per Unit, as the case may be) on such Valuation Date after payment of all fees, including Management Fees, and after processing of all subscriptions and redemptions of Units in respect of such Valuation Date.

(h)                       The Net Asset Value of the Trust and the Net Asset Value per Unit determined by the Valuation Agent in accordance with the provisions of this section shall be conclusive and binding on all Unitholders.

(i)                           The Manager and any investment manager retained by the Manager as a Third Party Valuation Agent may determine such other rules regarding the calculation of the Net Asset Value of the Trust and the Net Asset Value per Unit which they deem necessary from time to time, which rules may deviate from IFRS, and the Manager or such investment manager shall direct the Valuation Agent on a timely basis.

3.2                                 Calculation of Class Net Asset Value and Class Net Asset Value per Unit

(a)                        The Net Asset Value for a particular class or series of a class of Units (the “Class Net Asset Value”) as at the Valuation Time on a Valuation Date shall be determined for the purposes of subscriptions and redemptions in accordance with the following calculation:

(i)                           the Class Net Asset Value last calculated for that class or series of a class; plus

(ii)                        the increase in the assets attributable to that class or series of a class as a result of the issue of Units of that class or series of a class or the redesignation of Units into that class or series of a class since the last calculation; minus

(iii)                     the decrease in the assets attributable to that class or series of a class as a result of the redemption of Units of that class or series of a class or the redesignation of Units out of that class or series of a class since the last calculation; plus or minus

(iv)                    the Proportionate Share of the Net Change in Non-Portfolio Assets attributable to that class or series of a class since the last calculation; plus or minus

(v)                     the Proportionate Share of market appreciation or depreciation of the portfolio assets attributable to that class or series of a class since the last calculation; minus

(vi)                    the Proportionate Share of the Common Expenses allocated to that class or series of a class since the last calculation; minus

(vii)                 any Class Expenses allocated to that class or series of a class since the last calculation.

(b)                       A Unit of a class or series of a class of the Trust being issued or a Unit that has been redesignated as a part of that class or series of a class shall be deemed to become outstanding as of the next calculation of the applicable Class Net Asset Value immediately following the Valuation Date at which the applicable Class Net Asset Value per Unit that is the issue price or redesignation basis of such Unit is determined and the issue price received or receivable for the issuance of the Unit shall then be deemed to be an asset of the Trust attributable to the applicable class or series of a class.

(c)                        A Unit of a class or series of a class of the Trust being redeemed or a Unit that has been redesignated as no longer being a part of that class or series of a class shall be deemed to remain outstanding as part of that class or series of a class until immediately following the Valuation Date as of which the applicable Class Net Asset Value per Unit that is the redemption price or redesignation basis of such Unit is determined; thereafter, the redemption price of the Unit being redeemed, until paid, shall be deemed to be a liability of the Trust attributable to the applicable class or series of a class and the Unit which has been redesignated will be deemed to be outstanding as a part of the class or series of a class into which it has been redesignated.

(d)                       On any Valuation Date that a distribution is paid to Unitholders of a class or series of a class of Units, a second Class Net Asset Value shall be calculated for that class or series of a class, which shall be equal to the first Class Net Asset Value calculated on that Valuation Date minus the amount of the distribution.  For greater certainty, the second Class Net Asset Value shall be used for determining the Class Net Asset Value per Unit on such Valuation Date for purposes of determining the issue price and redemption price for Units on such Valuation Date, as well as the redesignation basis for Units being redesignated into or out of such class or series of a class, and Units redeemed or redesignated out of that class or series of a class as at such Valuation Date shall participate in such distribution while Units subscribed for or redesignated into such class or series of a class as at such Valuation Date shall not.

(e)                        The Class Net Asset Value per Unit of a particular class or series of a class of Units as at any Valuation Date is the quotient obtained by dividing the applicable Class Net Asset Value as at such Valuation Date by the total number of Units of that class or series of a class outstanding at such Valuation Date. This calculation shall be made without taking into account any issuance, redesignation or redemption of Units of that class or series of a class to be processed by the Trust immediately after the Valuation Time of such calculation on that Valuation Date.  The Class Net Asset Value per Unit for each class or series of a class of Units for the purpose of the issue of Units or the redemption of Units shall be calculated on each Valuation Date by or under the authority of the Manager as at the Valuation Time on every Valuation Date as shall be fixed from time to time by the Manager and the Class Net Asset Value per Unit so determined for each class or series of a class shall remain in effect until the Valuation Time as of which the Class Net Asset Value per Unit for that class or series of a class is next determined.

3.3                                Suspension of Right of Redemption and Calculation of Net Asset Value

(a)                        The Manager, on behalf of the Trust, may suspend the right of Unitholders to request a redemption of their Units or postpone the date of delivery or payment of the redemption proceeds (whether Silver Bullion and/or cash, as the case may be) with the prior approval of Canadian Securities Authorities having jurisdiction, where required, for any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Manager to determine the Net Asset Value of the Trust and the Net Asset Value per Unit or the redemption amount for the Units.

 (b)                    In the event of any such suspension, the Manager shall issue a press release announcing the suspension and shall advise the Trustee, the Valuation Agent and any other agents appointed by the Manager, as applicable.  The suspension shall terminate in any event on the first Business Day on which the condition giving rise to the suspension has ceased to exist or when the Manager has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Manager shall issue a press release announcing the termination of the suspension and shall advise the Trustee, the Valuation Agent and any other agents appointed by the Manager, as applicable.  Subject to applicable Securities Legislation, any declaration of suspension made by the Manager, on behalf of the Trust, shall be conclusive.

 (c)                     During any period in which the right of Unitholders to request a redemption of their Units for Silver Bullion and/or cash is suspended pursuant to the Trust Agreement, the Manager, on behalf of the Trust, shall direct the Valuation Agent to suspend the calculation of the Net Asset Value of the Trust, the Net Asset Value per Unit, the Class Net Asset Value and the Class Net Asset Value per Unit for each class or series of a class of Units.  During any such period of suspension, the Trust shall not issue or redeem any Units.  The calculation of the Net Asset Value of the Trust, the Net Asset Value per Unit, the Class Net Asset Value and the Class Net Asset Value per Unit for each class or series of a class of Units shall resume in compliance with applicable Securities Legislation or any approval granted by Canadian Securities Authorities having jurisdiction. As noted above, in the event of any such suspension or termination thereof, the Manager shall issue a press release announcing the suspension or the termination of such suspension, as the case may be.  Further, the Manager shall advise the Valuation Agent on a timely basis as to the date of the first calculation of the Net Asset Value of the Trust, the Net Asset Value per Unit, the Class Net Asset Value and the Class Net Asset Value per Unit for each class or series of a class of Units following such termination of the suspension.

3.4                                Third Party Data

Where, for the purposes of the foregoing calculation of the Net Asset Value of the Trust, the Net Asset Value per Unit, the Class Net Asset Value and the Class Net Asset Value per Unit, and the calculation of any amounts for distribution purposes hereunder, the Valuation Agent is provided with a value, quotation, or other information related thereto by a third party (collectively, the “Third Party Data”) including, without limitation, the Manager or any Third Party Valuation Agent, the Valuation Agent may rely on such Third Party Data and shall not be required to make any investigation or inquiry as to the accuracy, completeness or validity of such Third Party Data unless such data on its face is manifestly incomplete or incorrect.  If such Third Party Data is not available to the Valuation Agent as of a time reasonably proximate to the Valuation Date, such valuation of the Trust Property shall be based on an estimate or estimates provided by the Manager or a Third Party Valuation Agent.  Such estimate or estimates shall be final and binding and shall be considered to be the actual value of such Trust Property for the purposes of any distribution, the Net Asset Value of the Trust, the Net Asset Value per Unit, the Class Net Asset Value and the Class Net Asset Value per Unit calculations.  The Valuation Agent shall have no responsibility or liability, whatsoever, for any loss or damage arising out of, or in connection with, the Valuation Agent’s reliance on, or any failure to provide, such Third Party Data or any such estimates except as provided in this section.

4.                                       Determination of Net Income and Net Realized Capital Gains

4.1                                 Valuation on Distribution Date

As at the Valuation Time on the last Valuation Date in each Fiscal Year or such other date as the Manager may, in its sole discretion, determine (a “Distribution Date”), the Valuation Agent, subject to Directions from the Manager as required, shall, in the manner hereinafter provided, determine the amount of the Net Income and the Net Realized Capital Gains of the Trust for the period since the immediately preceding Distribution Date (or in the case of the first Distribution Date, from the inception date of the Trust).

4.2                                 Computation of Net Income and Net Realized Capital Gains

The Net Income and the Net Realized Capital Gains of the Trust shall be computed as of the Valuation Time on each Distribution Date in accordance with the following:

(a)                        “Net Income” for any taxation year of the Trust shall be the net income for the year determined pursuant to the provisions of the Tax Act having regard to the provisions thereof that relate to the calculation of income of a trust, other than subsection 104(6), and taking into account such adjustments thereto as are determined by the Valuation Agent; provided, however, that capital gains and capital losses shall be excluded from the computation of net income.

(b)                       “Net Realized Capital Gains” of the Trust for any taxation year of the Trust shall be determined as the amount, if any, by which the aggregate of the capital gains of the Trust in the year exceeds:

(i)                           the aggregate of the capital losses of the Trust in the taxation year; and

(ii)                        the amount determined by the Valuation Agent in respect of any unapplied net capital losses for prior taxation years which the Trust is permitted by the Tax Act to deduct in computing the taxable income of the Trust for the applicable taxation year and provided that, in consultation with the Manager, the Net Realized Capital Gains of the Trust for a taxation year may be calculated without subtracting the full amount of the net capital losses of the Trust carried forward from previous taxation years.

4.3                                 Distribution of Net Income and Net Realized Capital Gains to Unitholders

(a)                        Commencing with the Fiscal Year ending December 31, 2010, the Manager intends to cause the Trust to make annual distributions to Unitholders of Net Income, if any, for each year calculated in accordance with Section 4.2.  Commencing with the Fiscal Year ending December 31, 2010, the Manager also intends to cause the Trust to make annual distributions to Unitholders of such portion of Net Realized Capital Gains, if any, for each year as determined in accordance with Section 4.2 hereof.

(b)                       Having regard to the present intention of the Manager to allocate, distribute and make payable to Unitholders all Net Income or Net Realized Capital Gains so that the Trust will not have any liability for tax under Part I of the Tax Act in any taxation year, it is the intention of the Manager that the total amount due and payable pursuant to this Section 4.3 on the last Distribution Date in any year shall not be less than the amount necessary to ensure that the Trust will not be liable for income tax under Part I of the Tax Act for such year after taking into account the Trust’s entitlement to a capital gains refund, if any.

(c)                        Distributions, if any, of Net Income or Net Realized Capital Gains will generally be made to Unitholders who were Unitholders of record as of 5:00 p.m. (Toronto time) on the last Business Day prior to any relevant Distribution Date.  The amounts to be paid to a Unitholder shall be the amount of Net Income or Net Realized Capital Gains determined as described in Section 4.2 and Section 4.3 divided by the total number of Units outstanding on the Distribution Date multiplied by the number of Units held by such Unitholder on the applicable Distribution Date.  Notwithstanding the foregoing, the Manager may adopt a method of allocating an appropriate proportion of Net Income and Net Realized Capital Gains to Unitholders that redeemed Units during the year and, in any such event, shall advise the Valuation Agent on a timely basis.

(d)                       All distributions, if declared and paid, shall be calculated and, if a cash distribution, paid in United States currency.

4.4                                 Additional Distributions, Designations, Determinations and Allocations

In addition to any distributions calculated by the Valuation Agent and distributed by the Trust to Unitholders as described under Section 4.3 hereof, on the Direction of the Manager, the Valuation Agent shall at such times and in such manner as directed by the Manager determine such additional distributions of monies or properties of the Trust including, without restriction, returns of capital, in such amounts per Unit, payable at such time or times and to Unitholders of record on such Distribution Date, as from time to time may be determined by the Manager, and the Valuation Agent shall also make such designations, determinations, allocations and elections for Canadian tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to Unitholders and of expenses incurred by the Trust and of tax deductions of which the Trust may be entitled, as the Manager may, in its sole discretion, determine.

4.5                                 Income Tax Statements to Unitholders

(a)                       On or before March 31 in each year, or in the case of a leap year on or before March 30 in such year, if applicable, or as otherwise required by the Tax Act, the Manager shall prepare and deliver or make available electronically, or cause to be prepared and delivered or made available electronically, to Unitholders information pertaining to the Trust, including all distributions, designations, determinations, allocations and elections, which is required or permitted by the Tax Act or which is necessary to permit Unitholders to complete their individual income tax returns for the preceding year.

(b)                      It is the Manager’s intention to claim the maximum amount of deduction available to the Trust under paragraph 104(6)(b) of the Tax Act for each relevant Fiscal Year of the Trust.  In the event that amounts that were allocated, distributed or paid to Unitholders as capital gains or as non-taxable payments are, for any reason, subsequently determined  (including as a result of an assessment or reassessment by any taxation authorities) to have been fully includible in the taxable income of the Trust for the relevant Fiscal Year, then the Manager shall have the discretion to increase its claim under paragraph 104(6)(b) of the Tax Act for that Fiscal Year, which shall include the discretion to issue new or amended  tax reporting slips to the relevant Unitholders or former Unitholders and to declare that all or part of such amounts shall be retroactively deemed to have been allocated, distributed and paid to Unitholders out of the income of the Trust.

(c)                       In conjunction with the foregoing, the Valuation Agent shall provide the Manager with any income and capital gain or loss factors or other information determined in accordance with the Services hereunder and required by the Manager for such purpose.

4.6                                 Qualified Electing Trust Election and Reporting

Within 45 days from the end of each taxable year of the Trust, the Manager shall provide or cause to be provided to Unitholders all information necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a “qualified electing fund” (a “QEF”) within the meaning of Section 1295 of the U.S. Internal Revenue Code of 1986, as amended from time to time, for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election including, but not limited to, providing or causing to be provided to Unitholders or beneficial owners of Units, as applicable, a completed “PFIC Annual Information Statement” as required by U.S. Treasury Regulations Section 1.1295-1(g).  The Manager shall comply and cause the Trust to comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF.

4.7                                 Unaudited Fund Accounting Statements

On the Direction of the Manager, the Valuation Agent shall, based on information in its records, prepare annual and semi-annual draft unaudited fund accounting statements for the Trust in respect of which the Manager shall review and provide ongoing Directions, as required, to the Valuation Agent as to any revisions or amendments thereto and shall approve the final version of all such fund accounting statements for the Trust.

4.8                                 Tax Reporting for the Trust

On the Direction of the Manager, the Valuation Agent shall, in accordance with the prescribed Canadian tax filing deadlines and requirements as set out in Applicable Laws, prepare and file on behalf of the Manager, applicable Canadian tax and/or information returns for the Trust and provide a copy of such tax reporting to the Manager upon its request.  For greater certainty hereunder, the Manager shall be responsible for all United States tax reporting and elections to be filed on behalf of the Trust pursuant to Applicable Laws; provided that, for greater certainty, the Valuation Agent shall provide such agreed upon accounting reports prepared in accordance with the Services hereunder and required by the Manager for such purpose.

4.9                                 Tax Definitions

Unless the context otherwise requires, any term in this Section 4 which is defined for the purposes of the Tax Act shall have for the purposes of this Section 4 the meaning that it has for the purposes of the Tax Act.

5.                                       Directions and Communications

5.1                                 Directions

(a)                        Unless otherwise specified herein, all communications (including, for greater certainty, Directions) given under this Agreement shall be given in one of the methods authorized by Section 5.2 and shall be given by an authorized officer, Person or other representative of the Manager or any Third Party Valuation Agent, as the case may be.  The Manager and any Third Party Valuation Agent shall from time to time furnish the Valuation Agent with a Certificate of Authorized Signing Authorities substantially in the form set out in Schedule A attached hereto signed by the Chief Executive Officer, the Chief Financial Officer or the Corporate Secretary of the general partner of the Manager stating the name(s) and title(s) of the authorized officer(s), Person(s) or representative(s) of the Manager and any Third Party Valuation Agent, as the case may be, authorized to act on its behalf together with specimen signatures of all such officers, Persons or representatives.  The Manager and any Third Party Valuation Agent shall keep the Valuation Agent informed as to any changes in its authorized signatories, and the Valuation Agent shall be entitled to rely upon the identification of such Persons as specified in such certificates as the Persons entitled to act on behalf of the Manager and any Third Party Valuation Agent for the purposes of this Agreement until a later certificate respecting the same is delivered to the Valuation Agent.

(b)                       The Valuation Agent shall:

(i)                           be fully protected in acting upon any Direction reasonably believed by it to be genuine and presented by the proper Person(s);

(ii)                        be under no duty to monitor or verify whether any Direction by the Manager is in compliance with the terms of the Trust’s governing  documentation or with Securities Legislation; and

(iii)                     be under no duty to make any investigation or inquiry as to any statement contained in any such Direction, but may accept such statement as conclusive evidence of the truth and accuracy of such statement.

(c)                        Any Direction or telephone instruction, including a Direction or telephone instruction from any Third Party Valuation Agent, is deemed for all purposes of this Agreement to be a Direction from the Manager to the Valuation Agent.

5.2                                 Methods of Communication

(a)                        Any notice to be given or any document or instrument in writing to the Valuation Agent, the Manager or any Third Party Valuation Agent (including for greater certainty, all Directions) must be given through one of the following methods of communication:

(i)                           personal or courier delivery;

(ii)                        facsimile (in accordance with the Manager’s guidelines);

(iii)                     S.W.I.F.T.;

(iv)                    one of the Valuation Agent’s secured client access channels;

(v)                       directly between electromechanical or electronic terminals (other than the internet or unsecured lines of communication);

(vi)                    telephone (subject to Sections 5.4 and 5.5); or

(vii)                 internet (subject to Section 5.6).

(b)                       Communications should be addressed, as applicable, as follows:

(i)                            in the case of the Valuation Agent:

RBC Dexia Investor Services Trust

155 Wellington Street West, 5th Floor

RBC Centre

Toronto, Ontario M5V 3L3

Attention:  Head of Funds

Telephone:  (416) 974-5273

Facsimile:  (416) 955-1240

(ii)                         in the case of the Manager:

Sprott Asset Management LP

Royal Bank Plaza, South Tower

200 Bay Street

Suite 2700, P.O.Box 27

Toronto, Ontario M5J 2J1

Attention:  Kirstin McTaggart, Chief Compliance Officer

Telephone:  (416) 943-4065

Facsimile:  (416) 943-6497

or at such other address and number as the party to whom such communication is to be given shall have last notified the party giving the same in the manner provided in this section.

5.3                                 Deemed Delivery

Pursuant to Section 5.2:

(a)                        any communication delivered personally shall be deemed to have been given and received on the day it is so delivered (or if that day is not a Business Day, on the next succeeding Business Day); and

(b)                       any communication given by facsimile, S.W.I.F.T., secured client access channels, directly between electromechanical or electronic terminals (other than the internet or unsecured lines of communication) or the internet (subject to Section 5.6) shall be deemed to have been given and received on the Business Day it is transmitted provided that it was received before 3:00 p.m. (Toronto time) and, if received after 3:00 p.m. (Toronto time), it shall be deemed to have been given and received on the Business Day following the day of transmission provided in each case that confirmation of transmission is available from the party giving the communication.

5.4                                 Telephone Directions

                                                With respect to telephone Directions, the Manager shall endeavor to forward Directions (other than by telephone) confirming such telephone Directions on the same day that such verbal Directions are given to the Valuation Agent.  The fact that such confirming Directions are not received or that contrary Directions are received by the Valuation Agent shall in no way affect the validity of transactions effected by the Valuation Agent on the basis of the telephone Directions.

5.5                                 Telephone Communications

The Manager agrees that some or all telephone conversations between the parties, including Directions or communication given by telephone, may be recorded by the Valuation Agent and that, in the event of any disagreement as to the content of any Directions or communication given by telephone, such recording shall be conclusive and determinative of the contents of the Directions or communication.

5.6                                 Internet

The Manager agrees and confirms, in connection with the Services provided by the Valuation Agent to the Trust, that the Valuation Agent may forward reports and information to the Manager and/or to the Manager’s authorized agents, and may receive and act upon communications and instructions (including, without limitation, Directions) received from the Manager and/or the Manager’s authorized agents through the use of such form of electronic means of communications (including the internet which is not a secure means of communication) as may be agreed to from time to time in writing.  Without limiting the terms of this Agreement, the Manager agrees and acknowledges that the Valuation Agent shall bear no responsibility or liability whatsoever for any errors and omissions, or direct, indirect or consequential losses or damages that are attributable to the use of the internet for the purposes set out herein and resulting or arising from viruses or worms, or the interception, tampering or breach of confidentiality of data or information transmitted which is not encrypted and authenticated in accordance with the Valuation Agent’s encryption standards.

6.                                       Fees and Statements

6.1                                 Fees and Charges

In consideration of the Services provided by the Valuation Agent hereunder, the Valuation Agent shall be paid such compensation as may from time to time be agreed upon in writing between the Manager and the Valuation Agent. In addition, the Valuation Agent shall be reimbursed for any disbursements and expenses incurred in the performance of its duties hereunder.

6.2                                 Statements

The Valuation Agent shall send to the Manager itemized statements setting out the amount of all compensation, disbursements and expenses provided for in Section 6.1, and such amounts shall be due and payable within 30 days after the respective dates on which such statements were issued by the Valuation Agent  hereunder.

7.                                       Standard of Care, Limitation of Liability and Indemnification

7.1                                 Standard of Care

In providing the Services hereunder, the Valuation Agent shall exercise the powers and discharge the duties of its office honestly and in good faith and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.2                                 Liability of the Valuation Agent

The Valuation Agent shall not be liable for any act or omission in the course of, or connected with, rendering the Services hereunder, except to the extent that such liability arises directly out of the negligence, wilful misconduct or lack of good faith of the Valuation Agent.  In no event shall the Valuation Agent be liable for any consequential or special damages including, but not limited to, loss of reputation, goodwill or business.  Notwithstanding the foregoing or any other provision of this Agreement, the Valuation Agent’s liability hereunder shall in no event exceed the aggregate amount of fees received by the Valuation Agent from the Manager with respect to the Services provided during the immediately preceding 12 months.

7.3                                 Limitation of Responsibility

Without limiting the foregoing and except to the extent that the Valuation Agent has not complied with its standard of care set out in Section 7.1, the Valuation Agent shall not be responsible for:

(a)                        any loss to, or diminution of, the Trust Property;

(b)                       any act or omission required or demanded by any governmental, taxing, regulatory or other competent authority which has jurisdiction over the Valuation Agent or the Trust;

(c)                        any loss resulting from official action (including nationalisation and expropriation), currency restrictions or devaluations, acts or threat of war or terrorism, insurrection, revolution or civil disturbance, acts of God, strikes or work stoppages, inability of any settlement system to settle transactions, interruptions in postal, telephone, facsimile and/or other communication systems or in power supply, or any other event or factor beyond the reasonable control of the Valuation Agent;

(d)                       any failure to act on Directions, if the Valuation Agent reasonably believed that to do so might result in a breach of any Applicable Laws or the terms of this Agreement;

(e)                        any action taken in accordance with a Direction from the Manager, or for failure to act in the absence of a Direction from the Manager where a Direction is required under this Agreement;

(f)                          any registrar, transfer agency or record-keeping services on behalf of the Trust or any Unitholders;

(g)                       any preparation or filing of any audited financial statements or any compliance, reporting or filings in accordance with applicable Securities Legislation or any United States tax laws, regulations, rules or policies that apply to the Trust pursuant to Applicable Laws; or

(h)                       any ongoing monitoring of investments of the Trust or any risk factors whatsoever related thereto.

7.4                                 Indemnification of the Valuation Agent

(a)                        The Manager shall indemnify and hold harmless the Valuation Agent, its Affiliates and agents, and their respective directors, officers, and employees (each an “Indemnified Party”) from and against all taxes, duties, charges, costs, expenses, damages, claims, actions, demands and any other liability whatsoever to which the Indemnified Party, or any of them, may become subject, including legal fees, judgments and amounts paid in settlement in respect of anything done or omitted to be done in connection with the Services provided hereunder, except to the extent incurred as a result of the negligence, wilful misconduct or lack of good faith of any Indemnified Party.  For greater certainty, the foregoing does not make the commencement of formal legal proceedings a precondition for indemnification hereunder.

(b)                       Further, none of the provisions of this Agreement shall require the Valuation Agent to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless first indemnified to its satisfaction.

8.                                       Amendments and Termination of the Agreement

8.1                                 Amendments

This Agreement may not be amended, changed, supplemented or otherwise modified in any respect except by written instrument executed by the parties hereto or their respective successors or permitted assigns.

8.2                                 Termination

(a)                        Either party may at any time terminate this Agreement without any penalty by giving at least 60 days’ prior written notice to the other party of such termination unless the parties mutually agree in writing to a different period.  Such prior notice is not required and termination will be immediate upon the giving of notice in accordance with Section 5 hereof in the event that:

(i)                           either party is declared bankrupt or shall be insolvent;

(ii)                        the assets or the business of either party shall become liable to seizure or confiscation by any public or governmental authority; or

(iii)                     the Manager’s power and authority to act on behalf of, or to represent, the Trust has been revoked, terminated or is otherwise no longer in full force and effect.

(b)                       Upon the termination of this Agreement, the Valuation Agent shall forthwith deliver to the Manager, on behalf of the Trust, all books of account and other records in the format existing at the effective date of termination of this Agreement.  A receipt signed by the Manager, on behalf of the Trust, shall be a valid discharge to the Valuation Agent in respect of its obligations hereunder.

9.                                       Miscellaneous

9.1                                 Access to Records

On reasonable notice and during normal business hours, the Valuation Agent shall make available to and permit the authorized officers, employees and agents of the Manager, and such Securities Authorities or other regulatory authorities as may have lawful jurisdiction over the Trust and the Manager, to inspect and make copies of all accounts, books and records maintained by the Valuation Agent in connection with its duties under this Agreement, provided such Persons comply with the Valuation Agent’s reasonable requirements as to confidentiality and privacy.

9.2                                 Review of Statements

The Manager shall, within 30 days following the issuance of any statement by the Valuation Agent related to the provision of the Services hereunder, provide the Valuation Agent with written notice of any alleged omissions from, or additions wrongly made to, or inaccurate entries in, such statement.  If such notification by the Manager is not received by the Valuation Agent within such 30-day period, the Valuation Agent shall be released and discharged from liability and accountability to anyone with respect to its acts and all transactions during the period covered by such statement, except as provided in this Agreement.

9.3                                 Self-Dealing

(a)                        The Valuation Agent’s Services to the Manager and to the Trust are not exclusive and, subject to the limitations otherwise provided in this Agreement on the power and authorities of the Valuation Agent, the Valuation Agent may for any purpose, and is hereby expressly authorized from time to time in its discretion to, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate including, without limitation, itself and any partnership, trust or body corporate with which it may directly or indirectly be affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise), without being liable to account therefor and without being in breach of this Agreement.

(b)                       Without limiting the generality of the foregoing, the Manager hereby authorizes the Valuation Agent to act hereunder notwithstanding that the Valuation Agent or any of its divisions, branches or Affiliates may:

(i)                           have a material interest in the transaction or that circumstances are such that the Valuation Agent may have a potential conflict of duty or interest including the fact that the Valuation Agent or any of its Affiliates may:

(A)                    purchase, hold, sell, invest in or otherwise deal with securities or other property or assets of the same class and nature as may be held in the Trust, whether on its own account or for the account of another (in a fiduciary capacity or otherwise);

(B)                      act as a market maker in the securities that form part of the Trust Property to which any Directions relate;

(C)                      provide brokerage services to other clients;

(D)                     act as financial adviser to the issuer of such securities;

(E)                       act in the same transaction as agent for more than one client;

(F)                       have a material interest in the issue of securities that form part of the Trust Property;

(G)                      use in other capacities knowledge gained in its capacity as a provider of Services hereunder; or

(H)                     earn profits from any of the activities listed herein,

without being liable to account therefor and without being in breach of this Agreement provided that the Valuation Agent complies with Section 9.6 hereof.

9.4                                 Assignment

Subject to Section 9.5, neither this Agreement nor any of the rights or obligations of either party hereunder may be assigned to any other Person without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

9.5                                 Successors

This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.  For greater certainty, any trust company resulting from the merger or amalgamation of the Valuation Agent with one or more trust companies, or any trust company which succeeds to substantially all of the business of the Valuation Agent shall thereupon become the successor to the Valuation Agent hereunder without further act or formality.

9.6                                 Confidentiality

Except as otherwise provided in this Agreement, each party shall hold in confidence all information relating to the Trust and this Agreement and may only release such information to others where required by Applicable Law or pursuant to any Directions, if applicable, or as otherwise agreed between the parties.

9.7                                 Capacity

For greater certainty, the parties acknowledge that the Valuation Agent is not entering into this Agreement in a fiduciary capacity and the terms of this Agreement and the performance by the Valuation Agent of its obligations under this Agreement shall not result, directly or indirectly or in any manner whatsoever, in any fiduciary duties being imposed or inferred upon the Valuation Agent.

9.8                                 Headings

The inclusion of section headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

9.9                                 Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.  The parties hereto hereby attorn to the jurisdiction of the courts of Ontario for arbitration of any disputes between them with respect to the subject matter hereof.

9.10                           Entire Agreement

This Agreement, including Schedule A attached hereto, and the Trust Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes and replaces all prior understandings, agreements, negotiations or discussions, whether written or oral, between the parties with respect thereto.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understanding, express or implied, between the parties other than those expressly set forth in this Agreement and the Trust Agreement.

9.11                           Further Acts

Each of the Valuation Agent and the Manager shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement.

9.12                           Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.  To the extent permitted by Applicable Law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

9.13                           Counterparts

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers effective as of the day and year first above written.

SPROTT ASSET MANAGEMENT LP, by its general partner, SPROTT ASSET MANAGEMENT GP INC., in its capacity as the Manager of the Trust

By:
Name:
Title:

By:
Name:
Title:

We have the authority to bind the Manager.

RBC DEXIA INVESTOR SERVICES TRUST, in its capacity as the Valuation Agent of the Trust

By:
Name:
Title:

By:
Name:
Title:

We have the authority to bind the Valuation Agent.

SCHEDULE A

CERTIFICATE OF AUTHORIZED SIGNING AUTHORITIES

[To be attached hereto.]